UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

PAXMEDICA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

September 11, 2023

To Our Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders, or the Special Meeting, of PaxMedica, Inc. to be held on September 26, 2023 at 11:00 a.m. Eastern Daylight Time at the offices of PaxMedica, Inc. at 303 S Broadway, Suite 125, Tarrytown, NY 10591. Please note that if you plan to attend the Special Meeting in person, photographic identification will be required for admission.

The matters expected to be acted upon at the Special Meeting are described in the accompanying notice and proxy statement.

Please use this opportunity to take part in our affairs by voting on the business to come before the Special Meeting. Please review in detail the attached notice and proxy statement, which are first being mailed to our stockholders on or about September 11, 2023. Only stockholders of record at the close of business on August 24, 2023 may vote at the Special Meeting and any postponements or adjournments of the Special Meeting. All stockholders are cordially invited to participate in the Special Meeting and any postponements or adjournments of the Special Meeting. However, to ensure your representation at the Special Meeting, please vote as soon as possible as described in the enclosed materials. Returning the paper proxy card or voting electronically does NOT deprive you of your right to participate in the Special Meeting and to vote your shares for the matters acted upon at the Special Meeting.

Your vote is important. Whether or not you expect to attend and participate in the Special Meeting, please submit your proxy by mail, electronically via the Internet or by telephone by following the instructions in the enclosed materials.

Sincerely,

/s/ Howard J. Weisman
Howard J. Weisman

Chief Executive Officer and Director

PAXMEDICA, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

September 11, 2023

Time and Date:	September 26, 2023 at 11:00 a.m. Eastern Daylight Time.

Place:	The Special Meeting will be held in person at 303 S Broadway, Suite 125, Tarrytown, NY 10591.

Items of Business:	1.	To approve an amendment to PaxMedica, Inc.’s (the “Company”) Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”) to effect, at the discretion of the board of directors, a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0001 per share, at a ratio in the range of 1-for-2 to 1-for-20, with such ratio to be determined at the discretion of the board of directors at any time prior to September 1, 2024 (the “Reverse Stock Split Proposal”).

	2.	To approve the adjournment of the Special Meeting of Stockholders, if necessary or appropriate, to permit further solicitation of additional proxies if there are insufficient votes to approve the Reverse Stock Split Proposal (the “Adjournment Proposal”).

Record Date:	Only holders of record of common stock at the close of business on August 24, 2023 are entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof.

Proxy Voting:	With respect to all matters that will come before the Special Meeting, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on August 24, 2023, the record date. Holders of our Series X Preferred Stock are not entitled to any votes per share of Series X Preferred Stock on any matters that will come before the meeting.

For questions regarding your stock ownership, you may contact us through our Investor Relations section of our website https://www.paxmedica.com/investors or, if you are a registered holder, contact our transfer agent, Computershare Trust N.A., by telephone at 800-736-3001, or online at www.computershare.com/investor. If you wish to contact us by mail:

Regular Mail

Computershare Trust Company, N.A.
P. O. Box 43078
Providence, RI 02940-3078

Overnight Mail

150 Royall Street, Suite 101
Canton, MA 02021

By Order of the Board of Directors,
/s/ Howard J. Weisman
Howard J. Weisman

Chief Executive Officer and Director

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Q:	What is the purpose of the meeting?

A:	At the meeting, stockholders will act upon the proposals described in this proxy statement.

Q:	Why am I receiving these proxy materials?

A:	You are receiving these proxy materials, including this proxy statement, the Notice of Special Meeting of Stockholders and the proxy card or voting instruction form, in connection with the solicitation of proxies by the board of directors for use at the Special Meeting to be held on September 26, 2023 at 11:00 a.m. Eastern Daylight Time, and all adjournments or postponements thereof. The Special Meeting will be held in person. Please note that if you plan to attend the Special Meeting in person, photographic identification will be required for admission.

Q:	Why is the Company proposing the Reverse Stock Split Proposal?

A:	PaxMedica, Inc. (the “Company”) received a letter (the “Delisting Letter”) dated August 2, 2023 from the Nasdaq Listing Qualifications department (the “Staff”) indicating that the Company is not in compliance with the Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) which requires the Company to maintain a closing bid price of at least $1.00 per share (the “Minimum Bid Price Requirement”), as the minimum bid price of the company’s common stock has been below $1.00 per share for 30 consecutive business days, commencing on June 20, 2023. In accordance with the Nasdaq Listing Rules, the Company has 180 calendar days, or until January 29, 2024, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-calendar day grace period. In the event the Company does not regain compliance with the Minimum Bid Price Requirement by January 29, 2024, the Company may be eligible for an additional 180-calendar day compliance period if it meets all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provides written notice of its intention to cure the bid deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the compliance period (or the second compliance period, if applicable), the Company’s common stock will become subject to delisting.

The board of directors has considered the potential harm to us and our stockholders if Nasdaq delists our common stock from Nasdaq. Delisting could adversely affect the liquidity of our common stock since alternative markets are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.

We expect that the reverse stock split (the “Reverse Stock Split”), if implemented, would increase the closing price per share of our common shares above the $1.00 per share minimum price for the required number of days, thereby satisfying the Minimum Bid Price Requirement.

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The Company may need to raise equity capital to have the necessary cash resources to fund operations. We believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current per share trading price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.

Q:	What proposals are scheduled to be voted on at the meeting?

A:	Stockholders will be asked to vote on the following two proposals at the meeting:

1.	To approve an amendment to the Company’s Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”) to effect, at the discretion of the board of directors, a Reverse Stock Split at a ratio in the range of 1-for-2 to 1-for-20, with such ratio (the “Final Ratio”) to be determined at the discretion of the board of directors at any time prior to September 1, 2024 (the “Reverse Stock Split Proposal”); and

2.	To approve the adjournment of the Special Meeting, if necessary or appropriate, to permit further solicitation of additional proxies if there are insufficient votes to approve the Reverse Stock Split Proposal (the “Adjournment Proposal”).

Q:	Could matters other than Proposal One and Proposal Two be decided at the meeting?

A:	Our amended and restated bylaws, as amended from time to time (the “Bylaws”) state that only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Company.

Q:	How does the board of directors recommend I vote on these proposals?

A:	Our board of directors recommends that you vote your shares:

•	“FOR” the Reverse Stock Split Proposal (Proposal One); and

•	“FOR” the Adjournment Proposal (Proposal Two).

Q:	Who may vote at the Special Meeting?

A:	Holders of record of our common stock as of the close of business on August 24, 2023 (the “Record Date”), are entitled to receive notice of, to attend and participate, and to vote at the Special Meeting. At the close of business on the Record Date, there were 17,206,609 shares of our common stock outstanding and entitled to vote. Holders of our Series X Preferred Stock are not entitled to any votes per share of Series X Preferred Stock on any matters that will come before the meeting.

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name with our transfer agent, Computershare Trust N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by PaxMedica.

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Beneficial Owner of Shares Held in Street Name: Shares Registered in the Name of a Broker or Nominee

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. In most instances, you can do this over the internet, or you may mark, sign, date and mail your voting instruction form using the envelope your broker, bank or other nominee provides. The materials that were sent to you have specific instructions for how to submit your vote and the deadline for doing so. If you would like to revoke your proxy, you must follow the broker, bank or other nominee’s instructions on how to do so.

Because you are not the stockholder of record, you are required to obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Special Meeting.

Q:	How do I vote?

A.	You may vote by mail or follow any alternative voting procedure (such as telephone or internet voting) described on your proxy card. To use an alternative voting procedure, follow the instructions on the proxy card that you receive. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may:

•	vote by telephone or through the internet – in order to do so, please follow the instructions shown on your proxy card;

•	vote by mail – simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided; or

•	vote in person – you may attend the Special Meeting and vote your shares in person.

Votes submitted by telephone or through the internet must be received prior to the start of the meeting. Submitting your proxy, whether by telephone, through the internet or by mail, will not affect your right to vote in person should you decide to attend the meeting in person.

Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee

If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. Your vote is important. To ensure that your vote is counted, complete and mail the voting instruction card provided by your brokerage firm, bank, or other nominee as directed by your nominee. To vote in person at the meeting, you will be required to obtain a legal proxy from your nominee. Follow the instructions from your nominee included with our proxy materials or contact your nominee to request a proxy form.

Your vote is important. Whether or not you plan to participate in the Special Meeting, we urge you to vote by proxy to ensure that your vote is counted.

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Q:	How do I vote by internet or telephone?

A.	If you wish to vote by internet or telephone, you may do so by following the voting instructions included on your proxy card. Please have each proxy card you received in hand when you vote over the internet or by telephone as you will need information specified therein to submit your vote. The giving of such a telephonic or internet proxy will not affect your right to vote in person (as detailed above) should you decide to attend the meeting.

The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Q:	What shares can I vote?

A:	Each share of PaxMedica common stock issued and outstanding as of the close of business on August 24, 2023 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as of August 24, 2023, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. Holders of our Series X Preferred Stock are not entitled to any votes per share of Series X Preferred Stock on any matters that will come before the meeting.

Q:	How many votes am I entitled to per share?

A:	Each holder of shares of common stock is entitled to one vote for each share of common stock held as of August 24, 2023. Holders of our Series X Preferred Stock are not entitled to any votes per share of Series X Preferred Stock on any matters that will come before the meeting.

Q:	What is the quorum requirement for the meeting?

A:	The holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting as of the Record Date must be present in person or represented by proxy at the Special Meeting in order to hold the Special Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Special Meeting if you are present and vote in person at the Special Meeting or if you have properly submitted a proxy.

Q:	How are abstentions and broker non-votes treated?

A:	All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting for or against a particular matter by a stockholder who is present, virtually, in person or by proxy, at the Special Meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner submits a proxy to vote on at least one “routine” proposal but does not vote on a given proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. If you do not give your broker or nominee specific instructions regarding such matters, your broker may submit a proxy to vote on “routine” matters but not on “non-routine” matters and such proxy will be deemed a “broker non-vote” with respect to such “non-routine” proposals.

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The question of whether your broker or nominee may be permitted to exercise voting discretion with respect to a particular matter depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter and how your broker or nominee exercises any discretion they may have in the voting of the shares that you beneficially own. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the NYSE until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

For any proposal that is considered a “routine” matter, your broker or nominee may vote your shares in its discretion either for or against the proposal in the absence of your instruction. For a proposal that is considered a “non-routine” matter for which you do not give your broker instructions, the shares will be treated as broker non-votes. “Broker non-votes” occur when a broker or other nominee submits a proxy to vote on at least one “routine” proposal and indicates that it does not have, or is not exercising, voting authority on matters deemed “non-routine.” Broker non-votes will not be counted as having been voted on the applicable proposal. Therefore, if you are a beneficial owner and want to ensure that shares you beneficially own are voted in favor or against any or all of the proposals in this proxy statement, the only way you can do so is to give your broker or nominee specific instructions as to how the shares are to be voted. Under the applicable rules governing such brokers, we believe both Proposal 1 and Proposal 2 are likely to be considered “routine” items. Abstentions and broker non-votes will not affect the outcome of such proposals. If such proposals are deemed to be “non-routine” as described above, there will be no broker non-votes cast. If there are no broker non-votes and if you do not provide voting instructions to your broker, bank or other nominee, however, your shares will not count towards achieving a quorum.

As such, it is important that you provide voting instructions to your bank, broker or other nominee.

Q:	What is the vote required for each proposal?

A:	The votes required to approve each proposal are as follows:

•	Proposal One: Approval will be obtained if the number of votes cast “FOR” the proposal at the Special Meeting exceeds the number of votes “AGAINST” the proposal.

•	Proposal Two: Approval will be obtained if the number of votes cast “FOR” the proposal at the Special Meeting exceeds the number of votes “AGAINST” the proposal.

Q:	If I submit a proxy, how will it be voted?

A:	When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the proxy statement are properly presented at the Special Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Special Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

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Q:	What should I do if I get more than one proxy or voting instruction card?

A:	Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials, proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Special Meeting to ensure that all of your shares are voted and counted.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote or the polls closing at the Special Meeting.

If you are the stockholder of record, you may change your vote by:

•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•	providing a written notice of revocation to the Corporate Secretary of PaxMedica at PaxMedica, Inc., 303 South Broadway, Suite 125, Tarrytown, NY, 10591, prior to your shares being voted;

•	transmitting a subsequent vote using the internet or by telephone prior to the close of voting; or

•	attending the Special Meeting and voting in person.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Q:	How can I attend the Special Meeting in person?

A:	Only holders of common stock, their proxy holders and guests we may invite may attend the Special Meeting. If you wish to attend the Special Meeting in person, but you hold your shares through someone else, such as a broker, you must bring proof of your ownership and photographic identification to the Special Meeting. For example, you may bring an account statement showing that you beneficially own shares of common stock as of the Record Date as acceptable proof of ownership. In addition, if you wish to vote in person at the Special Meeting, you must bring a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares. Please be aware that participating in the Special Meeting will not, by itself, revoke a proxy. See, “Can I change my vote or revoke my proxy?” above for more details.

Q:	Can I submit questions prior to the meeting?

A:	No, you can only submit questions during the meeting.

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Q:	Is there a list of stockholders entitled to vote at the Special Meeting?

A:	The names of stockholders of record entitled to vote will be available for inspection by stockholders of record for ten (10) days prior to the meeting and during the Special Meeting. If you are a stockholder of record and want to inspect the stockholder list, please send a written request to our Corporate Secretary at investor@paxmedica.com to arrange for inspection of the list at our corporate headquarters at 303 South Broadway, Suite 125, Tarrytown, NY, 10591.

Q:	Who will tabulate the votes?

A:	A representative of Computershare Trust N.A. will serve as the Inspector of Elections and will tabulate the votes at the Special Meeting.

Q:	Where can I find the voting results of the Special Meeting?

A:	We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four business days after the Special Meeting.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:	The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are PaxMedica stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or PaxMedica that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, you may (1) notify your broker, (2) direct your written request to: Corporate Secretary, PaxMedica, Inc., 303 South Broadway, Suite 125, Tarrytown, NY, 10591 or (3) contact our Corporate Secretary by email at investor@paxmedica.com or by telephone at (914) 987-2875. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:	What if I have questions about my PaxMedica shares or need to change my mailing address?

A:	You may contact our transfer agent, Computershare Trust N.A., by telephone at 800-736-3001, online at www.computershare.com/investor or by U.S. regular mail at Computershare Trust N.A., P. O. Box 43078, Providence, RI 02940-3078, if you have questions about your PaxMedica shares or need to change your mailing address.

Q:	Who is soliciting my proxy and paying for the expense of solicitation?

A:	The proxy for the Special Meeting is being solicited on behalf of our board of directors. We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We do not expect to, but have the option to, retain a proxy solicitor. If you choose to access the proxy materials or vote via the Internet or by phone, you are responsible for any Internet access or phone charges you may incur.

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THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

The Special Meeting will be held in person at 303 S Broadway, Suite 125, Tarrytown, NY 10591, on September 26, 2023 at 11:00 a.m. Eastern Daylight Time. Please note that if you plan to attend the Special Meeting in person, photographic identification will be required for admission.

Stockholders of Record

If your shares of common stock are registered directly in your name with the Company’s transfer agent, Computershare Trust N.A., you are considered the stockholder of record with respect to those shares, and the Notice of Special Meeting of Stockholders is being sent directly to you. If you hold restricted stock under the Company’s 2020 Equity Incentive Plan (the “Plan”), you are also considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote by proxy through any of the below methods:

•	vote by telephone or through the internet – in order to do so, please follow the instructions shown on your proxy card;

•	vote by mail – simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided; or

•	vote in person – you may attend the Special Meeting and vote your shares in person.

Votes submitted by telephone or through the internet must be received prior to the start of the meeting. Submitting your proxy, whether by telephone, through the internet or by mail, will not affect your right to vote in person should you decide to attend the meeting in person.

Beneficial Owners of Shares Held in Street Name

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the Notice or these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. In most instances, you can do this over the internet, or if you have received or requested a hard copy of the proxy statement and accompanying voting instruction form, you may mark, sign, date and mail your voting instruction form using the envelope your broker, bank or other nominee provides. The materials that were sent to you have specific instructions for how to submit your vote and the deadline for doing so. If you would like to revoke your proxy, you must follow the broker, bank or other nominee’s instructions on how to do so.

Because you are not the stockholder of record, you are required to obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Special Meeting.

Record Date and Quorum

Stockholders of record of common stock, at the close of business on August 24, 2023, the Record Date, are entitled to notice of, and to vote at, the Special Meeting. At the close of business on August 24, 2023, we had 17,206,609 outstanding shares of common stock, the holders of which are entitled to one vote per share on each matter properly brought before the Special Meeting. Holders of our Series X Preferred Stock are not entitled to any votes per share of Series X Preferred Stock on any matters that will come before the meeting.

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In order for business to be conducted, a quorum must be present at the Special Meeting. The holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting as of the Record Date must be present in person or represented by proxy at the Special Meeting to constitute a quorum. At the Special Meeting, abstentions and broker “non-votes,” if any, are counted as present and entitled to vote for purposes of determining a quorum.

Required Vote

Approval of the Reverse Stock Split Proposal will be obtained if the number of votes cast “FOR” the proposal at the Special Meeting exceeds the number of votes “AGAINST” the proposal. Approval of the Adjournment Proposal will be obtained if the number of votes cast “FOR” the proposal at the Special Meeting exceeds the number of votes “AGAINST” the proposal. An abstention, which is a properly signed proxy card which is marked “Abstain,” will have no effect on either proposal.

Voting

You may vote online, via telephone or by mail by following the instructions on the proxy card or voting instruction form sent to you. Voting by any of these methods will not affect your right to attend the Special Meeting and vote in person. However, for those who will not be voting at the Special Meeting, your proxy must be received by no later than 9:00 a.m. Eastern Daylight Time on September 26, 2023.

The shares of common stock represented by all valid proxies in the enclosed form will be voted if received in time for the Special Meeting in accordance with the specifications, if any, made on the proxy card. Votes may be cast “FOR,” “AGAINST” or “ABSTAIN” on each proposal. Proxy cards that are executed and returned without any designated voting direction will be voted “FOR” each proposal.

Each share of common stock represented is entitled to one vote on all matters properly brought before the Special Meeting.

Revocability of Proxies

If you are the stockholder of record, you may revoke your proxy by:

•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•	providing a written notice of revocation to the Corporate Secretary of PaxMedica at PaxMedica, Inc., 303 South Broadway, Suite 125, Tarrytown, NY, 10591, prior to your shares being voted;

•	transmitting a subsequent vote using the internet or by telephone no later than 9:00 a.m. Eastern Daylight Time on September 26, 2023; or

•	attending the Special Meeting and voting in person.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

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Broker Non-Votes

A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner submits a proxy to vote on at least one “routine” proposal but does not vote on a given proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. If you do not give your broker or nominee specific instructions regarding such matters, your broker may submit a proxy to vote on “routine” matters but not on “non-routine” matters and such proxy will be deemed a “broker non-vote” with respect to such “non-routine” proposals.

The question of whether your broker or nominee may be permitted to exercise voting discretion with respect to a particular matter depends on whether the NYSE deems the particular proposal to be a “routine” matter and how your broker or nominee exercises any discretion they may have in the voting of the shares that you beneficially own. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the NYSE until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

For any proposal that is considered a “routine” matter, your broker or nominee may vote your shares in its discretion either for or against the proposal in the absence of your instruction. For a proposal that is considered a “non-routine” matter for which you do not give your broker instructions, the shares will be treated as broker non-votes. “Broker non-votes” occur when a broker or other nominee submits a proxy to vote on at least one “routine” proposal and indicates that it does not have, or is not exercising, voting authority on matters deemed “non-routine.” Broker non-votes will not be counted as having been voted on the applicable proposal. Therefore, if you are a beneficial owner and want to ensure that shares you beneficially own are voted in favor or against any or all of the proposals in this proxy statement, the only way you can do so is to give your broker or nominee specific instructions as to how the shares are to be voted. Under the applicable rules governing such brokers, we believe both Proposal 1 and Proposal 2 are likely to be considered “routine” items. Broker non-votes will not affect the outcome of such proposals. If such proposals are deemed to be “non-routine” as described above, there will be no broker non-votes. If there are no broker non-votes and if you do not provide voting instructions to your bank, broker or other nominee, however, your shares will not count towards achieving a quorum.

As such, it is important that you provide voting instructions to your bank, broker or other nominee.

Solicitation of Proxies

The proxy for the Special Meeting is being solicited on behalf of our board of directors. We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We do not expect to, but have the option to, retain a proxy solicitor. If you choose to access the proxy materials or vote via the Internet or by phone, you are responsible for any Internet access or phone charges you may incur.

No Right of Appraisal

Neither Delaware law, nor our Certificate of Incorporation nor our Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Special Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

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PROPOSAL 1
THE REVERSE STOCK SPLIT PROPOSAL

The board of directors has unanimously adopted and is submitting for stockholder approval an amendment to our Certificate of Incorporation to effect, at the discretion of the board of directors, a Reverse Stock Split at a ratio in the range of 1-for-2 to 1-for-20, with the Final Ratio to be determined at the discretion of the board of directors at any time prior to September 1, 2024. Depending on the Final Ratio determined by the board of directors, no fewer than every 2 and no more than every 20 shares of common stock will be combined into one share of common stock at the Effective Time (as defined below). The purpose of seeking stockholder approval of the Reverse Stock Split within the range set forth above (rather than a fixed ratio) is to provide the Company with the flexibility to achieve the desired results of the Reverse Stock Split. The board of directors believes it is in the best interests of the Company and our stockholders to grant such approval. If the stockholders approve the Reverse Stock Split Proposal, the board of directors, in its discretion, may elect to effect the Reverse Stock Split Proposal, or the board of directors may determine in its discretion not to proceed with the Reverse Stock Split Proposal. The Reverse Stock Split will only be effected after the board of directors (or a duly authorized committee of the board of directors) authorizes the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware and upon the filing and effectiveness of such amendment (the “Effective Time”). The form of the proposed amendment is attached to this proxy statement as Annex A. The board of directors reserves the right to abandon the Reverse Stock Split Proposal without further action by our stockholders at any time before the Effective Time, even if stockholders approve such amendment at the Special Meeting.

Reasons for the Reverse Stock Split Proposal

The board of directors recommends that the stockholders approve the Reverse Stock Split Proposal for the following reasons.

The Company may be subject to delisting from the Nasdaq if the Reverse Stock Split Proposal fails to obtain stockholder approval. The Company is currently not in compliance with the Minimum Bid Price Rule. If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the compliance period (or the second compliance period, if applicable), the Company’s common stock will become subject to delisting.

The board of directors has considered the potential harm to us and our stockholders if Nasdaq delists our common stock from Nasdaq. Delisting could adversely affect the liquidity of our common stock since alternative markets are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.

We expect that the Reverse Stock Split, if implemented, would increase the closing price per share of our common shares above the $1.00 per share minimum price for the required number of days, thereby satisfying the Minimum Bid Price Requirement.

Improve Perception of Common Stock as an Investment Security. The board of directors believes that the Reverse Stock Split will likely result in a higher per share trading price, which is intended to generate greater investor interest in the Company and improve the marketability of the shares to a broader range of investors. In addition, we expect to realize meaningful savings in stock exchange listing, stockholder meeting costs and other administrative fees as a result of the reduction in outstanding shares of common stock.

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Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company. The board of directors believes that the expected increase in the stock price as a result of the Reverse Stock Split would help increase broker interest in our common stock. We believe a higher share price could make our common stock more attractive to a broader range of investors, as we believe that the current market price of our common stock may affect its acceptability to certain professional investors and other members of the investing public. In particular, we believe that an increased share price would enable us to attract additional institutional investors and investment funds who may not consider purchasing our common stock due to our low trading price. For example, certain institutional investors and investment funds may be reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks, and brokerage firms may be reluctant to recommend lower-priced stocks to their clients. Further, the nature of trading commissions, which are often set at a fixed price, tend to have an adverse impact on holders of lower-priced securities because the brokerage commissions on a sale of lower-priced securities generally represent a higher percentage of the sales prices than the commissions on relatively higher-priced securities, which may discourage trading in such lower-priced stocks. Moreover, a reduction in outstanding shares would reduce the actual transaction costs imposed on those investors who pay commissions on trades of our common stock based on the number of shares actually traded. The combination of lower transaction costs and increased interest from institutional investors and investment funds could ultimately improve the trading liquidity of our common stock, which we believe would benefit all stockholders.

Decrease Price Volatility. The board of directors believes that the intended increase in the stock price as a result of the Reverse Stock Split could decrease price volatility, as currently small changes in the price of common stock result in relatively large percentage changes in the stock price.

Current and Future Equity Financing. As of the Record Date, we had approximately 182,793,391 unissued shares of common stock available for future issuance, of which 15,840,323 are reserved for future issuance under our equity purchase agreement with Lincoln Park Capital Fund, LLC, our convertible promissory note with Lind Capital Partners, outstanding RSUs under the Company’s 2020 Equity Incentive Plan, Series X Preferred Stock, and outstanding warrants. The Company may need to raise equity capital to have the necessary cash resources to fund operations. A Reverse Stock Split would provide the Company with additional authorized but unissued shares of common stock available which would provide the board of directors with flexibility to use our common stock for business and/or financial purposes, as well as to accommodate the shares of our common stock to be authorized and reserved for future equity awards.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, including:

We have received deficiency letters from Nasdaq relating to non-compliance with Nasdaq’s continued listing requirements. Our common stock could become subject to delisting from Nasdaq if we fail to regain compliance. In December 2022, we received notice from Nasdaq notifying us that our minimum market value of listed securities (“MVLS”) was below the minimum of $35 million required for continued listing on The Nasdaq Capital Market (the “Minimum Market Value Requirement”). We were provided an initial period of 180 calendar days, or until June 5, 2023, to regain compliance.  On June 12, 2023, we received a determination letter from Nasdaq stating that the Company had not regained compliance with the Minimum Market Value Requirement during the 180-day period. The Company requested a hearing to appeal the Staff’s delisting determination.  On August 16, 2023, we received a decision from the Hearings Panel (the “Panel”) of Nasdaq granting our request for an exception to maintain our listing on The Nasdaq Capital Market notwithstanding our failure to regain compliance with the MVLS requirement. Our request was granted by the Panel, subject to demonstrating compliance, on or prior to December 11, 2023, with the alternative criteria set forth in Nasdaq Listing Rule 5550(b)(1), which requires the Company to maintain stockholders’ equity of at least $2.5 million. The Panel reserves the right to reconsider the terms of the exception granted based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make the continued listing of our common stock inadvisable or unwarranted. Failure to comply with the terms of the extension will result in delisting of the Company’s common stock from The Nasdaq Capital Market. We do not expect the Reverse Stock Split, if implemented, to have a direct effect on our ability to satisfy the stockholders equity continued listing requirement.

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In addition, in August 2023, we received notice from Nasdaq notifying us that we are not in compliance with the Minimum Bid Price Rule, which requires the Company to maintain a closing bid price of at least $1.00 per share, as the minimum bid price of our common stock has been below $1.00 per share for 30 consecutive business days, commencing on June 20, 2023. In accordance with the Nasdaq Listing Rules, we have 180 calendar days, or until January 29, 2024, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of our common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-calendar day grace period. In the event we do not regain compliance with the Minimum Bid Price Requirement by January 29, 2024, we may be eligible for an additional 180-calendar day compliance period if we meet all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provide written notice of our intention to cure the bid deficiency during the second compliance period by effecting a reverse stock split, if necessary. If we do not regain compliance with the Minimum Bid Price Requirement by the end of the compliance period (or the second compliance period, if applicable), the Company’s common stock will become subject to delisting.

Any such delisting would likely have a negative effect on the price of our common stock and would impair the ability of stockholders to sell or purchase our common stock when they wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our common stock to become listed again, stabilize the market price, improve the liquidity of our common stock, prevent our common stock from dropping below the Minimum Bid Price Requirement or prevent future non-compliance with Nasdaq’s listing requirements.

The Reverse Stock Split may not increase the price of common stock. Although the board of directors expects that the Reverse Stock Split will result in an increase in the price of our common stock, the effect of the Reverse Stock Split cannot be predicted with certainty. Other factors, such as our financial results, the clinical development of our product candidates, market conditions and the market perception of our business, may adversely affect the stock price. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the stock price will increase following the Reverse Stock Split or that the stock price will not decrease in the future.

The Reverse Stock Split will facilitate the sale of additional shares of common stock which will dilute the ownership interest of existing holders of our common stock. We may need to raise capital by issuing additional shares of common stock, to have the necessary cash resources to fund operations. We are authorized in our Certificate of Incorporation to issue up to a total of 200,000,000 shares of common stock. As of August 24, 2023, we had 17,206,609 issued shares and approximately 182,793,391 unissued shares available for future issuance, of which 15,840,323 are reserved for future issuance under our equity purchase agreement with Lincoln Park Capital Fund, LLC, our convertible promissory note with Lind Capital Partners, outstanding RSUs under the Company’s 2020 Equity Incentive Plan, Series X Preferred Stock, and outstanding warrants. The Reverse Stock Split will reduce the number of issued shares of common stock and increase the shares of common stock available for future issuance by the Company. For example, if the board of directors adopts a 1-for-10 Final Ratio, the shares of common stock issued as of August 24, 2023 prior to the Reverse Stock Split, will be reduced to approximately 1,720,660 issued shares of common stock post-Reverse Stock Split. In such a scenario, we would have 198,279,340 unissued shares of common stock available for future issuance, of which approximately 1,584,032 would be reserved for future issuance under our equity purchase agreement with Lincoln Park Capital Fund, LLC, our convertible promissory note with Lind Capital Markets, outstanding RSUs under the Company’s Equity Incentive Plan, Series X Preferred Stock and outstanding warrants. All authorized but unissued shares that are not reserved for issuance would remain available for issuance by the board of directors to raise equity capital, at any time, at the board of directors’ discretion. If the board of directors were to authorize the issuance of any such shares, such issuances would dilute the ownership interests of existing holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk that our future offerings will dilute their stockholdings in us.

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Following the Reverse Stock Split, a “short squeeze” due to a sudden increase in demand for shares of our common stock that largely exceeds supply and/or focused investor trading in anticipation of a potential short squeeze may lead to extreme price volatility in the shares of our common stock. As a result of the Reverse Stock Split, the total issued shares of common stock will be reduced by the Final Ratio. For example, if the board of directors adopts a 1-for-10 Final Ratio, the 17,206,609 shares of common stock issued as of August 24, 2023 prior to the Reverse Stock Split will be reduced to approximately 1,720,660 issued shares of common stock post-Reverse Stock Split. Investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our common stock for delivery to lenders of our common stock. Those repurchases may, in turn, dramatically increase the price of shares of our common stock until additional shares of our common stock are available for trading or borrowing. This is often referred to as a “short squeeze.” A short squeeze and/or focused investor trading in anticipation of a short squeeze have led to, may be currently leading to, and could again, following the Reverse Stock Split, lead to volatile price movements in shares of our common stock that may be unrelated or disproportionate to our operating performance or prospects and, once investors purchase the shares of our common stock necessary to cover their short positions, or if investors no longer believe a short squeeze is viable, the price of our common stock may rapidly decline.

The Reverse Stock Split could cause the market price of our common stock to decline due to the large number of shares of our common stock available for future sale. If the Reverse Stock Split Proposal is approved and the Reverse Stock Split is effectuated, more shares will be available for future issuance. For example, if the board of directors adopts a 1-for-10 Final Ratio, the number of issued shares of common stock of 17,206,609 as of August 24, 2023 prior to the Reverse Stock Split, will be reduced to approximately 1,720,660 issued shares of common stock post-Reverse Stock Split. In such a scenario, we would have 198,279,340 unissued shares of common stock available for future issuance, of which approximately 1,584,032 would be reserved for future issuance under our equity purchase agreement with Lincoln Park Capital Fund, LLC, our convertible promissory note with Lind Capital Markets, outstanding RSUs under the Company’s Equity Incentive Plan, Series X Preferred Stock and outstanding warrants. Sales of substantial amounts of our common stock in the public market in future offerings or the perception that these sales could occur, could cause the market price of our common stock to decline. These sales could also make it more difficult for us to sell equity or equity-related securities in the future, at a time and price that we deem appropriate. Further, the additional sale of our common stock by our officers or directors in the public market or the perception that these sales may occur, could cause the market price of our common stock to decline. In addition, resales by the investors of our common stock could have a significant impact on the market price of our common stock. We may issue shares of our common stock or other securities from time to time as consideration for, or to finance, future acquisitions, investments, debt-for-equity exchanges or for other capital needs. We cannot predict the size of future issuances of our shares or the effect, if any, that future sales and issuances of shares would have on the market price of our common stock.

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The Reverse Stock Split may not result in a sustained increase in the market price of our common stock. Although the board of directors expects that the Reverse Stock Split will result in an initial increase in the price of our common stock, the sustained effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with certainty. Factors such as our financial results, the clinical development of our product candidates, market conditions and the market perception of our business, may adversely affect the market price of our common stock notwithstanding the approval of the Reverse Stock Split. In addition, the Company may need to raise equity capital to have the necessary cash resources to fund operations. Since January 1, 2023, the market price of our common stock has decreased from $1.92 to $0.45 on August 30, 2023. A declining market price of our common stock will decrease the amount of net cash proceeds the Company may raise in a financing in light of the limited amount of shares of common stock available for issuance by the Company. In addition, any sale of common stock by the Company may also adversely affect the market price of our common stock following the Reverse Stock Split. The continued downward pressure on the market price of our common stock may adversely affect the amount of net cash proceeds raised by the Company in any financing. As a result, a declining market price of our common stock may raise the likelihood that we would continue to, or will in the future, fail to comply with the Minimum Bid Price Requirement, which may ultimately result in the delisting of our common stock from the Nasdaq.

The Reverse Stock Split may decrease the trading market for common stock. Because the Reverse Stock Split will reduce the number of shares of common stock available in the public market, the trading market for common stock may be harmed, particularly if the stock price does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split may leave certain stockholders with “odd lots.” The Reverse Stock Split may result in some stockholders owning “odd lots” of fewer than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a shareholder’s proportional ownership in the Company (subject to the treatment of fractional shares). However, should the overall value of common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of common stock held by you will also proportionately decrease as a result of the overall decline in value.

The board of directors considered all of the foregoing factors and determined that seeking stockholder approval for the Reverse Stock Split Proposal is in the best interests of the Company and the stockholders.

If the Reverse Stock Split Proposal is Not Approved

If the Reverse Stock Split Proposal is not approved, the Company may put the Adjournment Proposal to a vote in order to seek time to obtain sufficient votes in support of the Reverse Stock Split Proposal. If the Reverse Stock Split Proposal is not approved, the Company will abandon the amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split, although the Company may again, prior to the end of the compliance period (or second compliance period, if applicable) seek to obtain approval of a reverse stock split. In such case, it could significantly and negatively affect the Company’s ability to meet the Minimum Bid Price Requirement.

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If the Reverse Stock Split Proposal is Approved

General. If the Reverse Stock Split Proposal is approved and implemented, the principal effects would be that (i) the shares of common stock owned by a shareholder would be combined into one share of common stock based on the Final Ratio, with any fractional shares being treated as addressed below, and (ii) the total number of issued shares of common stock would decrease based on the Final Ratio.

The following table contains approximate information, based on share information as of August 24, 2023 (the Record Date), relating to our issued shares of common stock based on the range of Reverse Stock Split ratios to be authorized by our stockholders, without giving effect to the treatment of fractional shares:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	200,000,000	17,206,609	15,840,323	166,953,068
Post-Reverse Stock Split 1:2	200,000,000	8,603,304	7,920,161	183,476,535
Post-Reverse Stock Split 1:10	200,000,000	1,720,660	1,584,032	196,695,308
Post-Reverse Stock Split 1:20	200,000,000	860,330	792,016	198,347,654

The Reverse Stock Split would be effected simultaneously for all of our common stock, and the reverse stock split ratio would be the same for all shares of common stock. The Reverse Stock Split would affect all of the holders of our common stock uniformly and would not affect any stockholder’s percentage ownership interests in the Company. Proportionate voting rights and other rights of the holders of common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares. Common stock issued pursuant to the Reverse Stock Split would remain fully paid and non-assessable. We will not issue any fractional shares as a result of the Reverse Stock Split as described below in the paragraph titled “Fractional Shares.” Each stockholder will hold the same percentage of common stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split other than the nominal effect of the treatment of fractional shares.

In addition, the Reverse Stock Split will not itself immediately affect our overall market capitalization, i.e., our market capitalization immediately before the Reverse Stock Split will be the same as immediately after the Reverse Stock Split, except as a result of the treatment of fractional shares as described below. However, if our trading price increases or declines over time following the Reverse Stock Split, we will have a higher or lower market capitalization depending on that trading price.

Exchange Act and Stock Listing. After the Effective Time, we would continue to be subject to periodic reporting and other requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the common stock would continue to be listed on Nasdaq under the symbol “PXMD.”

New CUSIP Number. After the Effective Time, the post-Reverse Stock Split shares of common stock would have a new CUSIP number, which is a number used to identify our equity securities.

Effectiveness of Reverse Stock Split. The Reverse Stock Split, if approved by stockholders, would become effective upon the date determined by the board of directors and upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. It is expected that this filing will take place shortly following the Special Meeting, assuming the stockholders approve the Reverse Stock Split Proposal. However, the exact timing of the filing of the Certificate of Amendment will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split Proposal if, at any time before the Effective Time, the board of directors, in its sole discretion, determines that it is no longer in our and our stockholders’ best interests to proceed with the Reverse Stock Split Proposal.

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Effect on the Company Stock Plan. As of August 24, 2023, we reserved approximately 1,795,179 shares of common stock in connection with our Plan and equity awards. Under the terms of the Company’s Plan, the Compensation Committee or the board of directors, as applicable, may, in its sole discretion, make equitable adjustments to the Plan in order to prevent dilution or enlargement of the benefits available under the Plan, which may include adjustments to the aggregate number and kind of shares that may be issued under the Plan, the number and kind of shares or other property (including cash) to be issued upon the vesting or exercise of an outstanding awards granted under the Plan and the purchase price thereof (as applicable). In accordance with such provisions in the Plan, upon implementation of the Reverse Stock Split Proposal, the Compensation Committee or the board of directors, as applicable, is expected to make certain equitable adjustments to the number of shares issuable upon the vesting of outstanding restricted stock units, per share exercise price and the number of shares issuable upon the exercise of stock options under the Plan and proportionately adjust the aggregate number of shares reserved for issuance and the aggregate number of shares that may be issued pursuant to equity stock options based on the Final Ratio determined by the board of directors. In addition, pursuant to the authority provided under the Plan the Compensation Committee or the board of directors, as applicable, is expected to authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split Proposal, including any applicable technical, conforming changes to our Plan. The Compensation Committee or the board of directors will also determine the treatment of fractional shares subject to stock options and other outstanding awards under the Plan.

Effect on Authorized but Unissued Shares of Common Stock. Currently, we are authorized in our Certificate of Incorporation to issue up to a total of 200,000,000 shares of common stock. The total number of authorized shares of common stock will not change as a result of the Reverse Stock Split. As of August 24, 2023, we had 17,206,609 shares of common stock outstanding. As described above, the Reverse Stock Split would have the effect of reducing the number of outstanding shares of common stock and the number of shares of common stock reserved for issuance pursuant to our stock plans. Therefore, because the total number of authorized shares of common stock will not change as a result of the Reverse Stock Split, upon the effectiveness of the Reverse Stock Split, the number of authorized shares of common stock that are not issued or reserved for issuance would increase. All authorized but unissued shares that are not reserved for issuance would remain available for issuance by the board of directors for general corporate purposes, at its discretion, without stockholder approval. If the board of directors were to authorize the issuance of any such shares, such issuances could dilute the ownership interests of holders of common stock and may also cause a decline in the trading price of our common stock.

Effect on Preferred Stock. The Reverse Stock Split will not affect the authorized number or par value of the shares of preferred stock of the Company (the “Preferred Stock”), which will remain at 10,000,000 and $0.0001, respectively. The conversion price of the Series X Preferred Stock will be adjusted such that the number of shares of common stock issuable upon conversion of the Series X Preferred Stock will be reduced in the same proportion as the Final Ratio. For example, if the board of directors adopts a 1-for-10 Final Ratio, the number of shares of common stock issuable upon the conversion of the Series X Preferred Stock will be decreased from an aggregate of 867,961 prior to the Reverse Stock Split to an aggregate of 86,796 post-Reverse Stock Split.

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Effect on Common Stock Warrants. If the Reverse Stock Split is effected, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of warrants to purchase common stock into shares of common stock. This will result in approximately the same aggregate price being required to be paid under such securities upon exercise or conversion, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be proportionately adjusted based on the Final Ratio, subject to our treatment of fractional shares.

Potential Anti-Takeover Effect. This proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of common stock vis-à-vis the outstanding shares of common stock and could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of common stock could dilute the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of the Company with another company. However, the Reverse Stock Split Proposal providing for the Reverse Stock Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of common stock or obtain control of the Company, nor is it part of a plan by management to recommend to the board of directors and stockholders a series of amendments to the Company’s Certificate of Incorporation. Other than the Reverse Stock Split Proposal for the Reverse Stock Split, the board of directors does not currently contemplate recommending the adoption of any other amendments to the Company’s Certificate of Incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of the Company.

Fractional Shares. To avoid having any fractional shares of common stock (i.e., less than one full share of common stock) outstanding as a result of the Reverse Stock Split, no fractional shares will be issued in connection with the Reverse Stock Split. Instead, we will issue one full share of the post-Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share as a result of the process; provided that fractional shares of common stock subject to outstanding equity awards shall be aggregated until, and eliminated at, the time of exercise or settlement by rounding-down for fractions that are less than one-half and rounding-up for fractions that are equal to or greater than one-half, in each case, unless otherwise determined by the Compensation Committee or the board of directors, as applicable, or as otherwise required by applicable law. Each holder of shares of common stock will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

Effect on Par Value; Reduction in Stated Capital. The Reverse Stock Split will not affect the par value of our common stock and Preferred Stock, which will remain at $0.0001 per share of common stock and $0.0001 per share of Preferred Stock. As a result, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of common stock multiplied by the aggregate number of shares of common stock issued, will be reduced in proportion to the Final Ratio selected by the board of directors. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the common stock, will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

No Going Private Transaction. Notwithstanding the decrease in the number of outstanding shares of common stock following the proposed Reverse Stock Split, the board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

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No Appraisal or Dissenter’s Rights. Under Delaware law, holders of common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split Proposal.

Effect on Registered and Beneficial Holders. If the Reverse Stock Split is effected, we intend to treat beneficial holders (i.e., stockholders who hold their shares in “street name” through a bank, broker or other nominee) in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker or other nominee and who have questions in this regard are encouraged to contact their banks, brokers or other nominees.

Effect on Registered Book-Entry Holders. Some of our registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders do not have stock certificates evidencing their ownership of common stock. Instead, they are provided with a statement reflecting the number of shares registered in their accounts. If you hold shares in book-entry form, you do not need to take any action following the Effective Time in order for your shares to be adjusted to reflect the Reverse Stock Split, subject to the treatment of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold following the Effective Time.

Reservation of Right to Abandon the Reverse Stock Split Proposal

The board of directors reserves the right to abandon the Reverse Stock Split Proposal without further action by our stockholders at any time before the Effective Time, even if stockholders approve such amendment at the Special Meeting. By voting in favor of the Reverse Stock Split Proposal, stockholders are also expressly authorizing the board of directors to determine not to proceed with, and abandon, the Reverse Stock Split Proposal if it should so decide.

Interests of Directors and Executive Officers

Certain of our officers and directors have an interest in the Reverse Stock Split Proposal as a result of their ownership of shares of common stock. However, we do not believe that our officers or directors have interests in the Reverse Stock Split Proposal that are different than or greater than those of any of our other stockholders.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is not intended as tax or legal advice. Each stockholder should seek advice based on his, her or its particular circumstances from an independent tax advisor.

The following is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split that are generally expected to be applicable to stockholders who hold their shares as capital assets within the meaning of Section 1221 of Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This discussion is based on the current provisions of the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service (“IRS”) with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock, or that any such contrary position would not be sustained by a court.

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We assume in this discussion that the shares of common stock will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of United States federal income taxes, does not discuss the potential application of the Medicare contribution tax or the alternative minimum tax and does not address state or local taxes or U.S. federal gift and estate tax laws, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address special tax rules applicable to particular holders, such as:

•	persons who acquired our common stock as compensation for services;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	persons that own, or are deemed to own, more than 5% of our common stock (except to the extent specifically set forth below);
•	persons required for United States federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code;
•	persons for whom our shares of common stock, pre-funded warrants, or common stock purchase warrants constitute “qualified small business stock” within the meaning of Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code;
•	persons deemed to sell our common stock under the constructive sale provisions of the Code;
•	financial institutions;
•	brokers or dealers in securities;
•	tax-exempt organizations or tax-qualified retirement plans;
•	pension plans;
•	regulated investment companies or real estate investment trusts;
•	owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;
•	insurance companies;
•	controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid United States federal income tax;
•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and
•	certain U.S. expatriates, former citizens, or long-term residents of the United States.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our common stock, you should consult your tax advisors.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities that is for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of securities that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

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Tax Consequences of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a tax-free recapitalization under the Code. Assuming the Reverse Stock Split so qualifies, then generally, for U.S. federal income tax purposes, no gain or loss will be recognized by the Company in connection with the Reverse Stock Split, and no gain or loss will be recognized by the stockholders that exchange their pre-split shares for post-split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore, and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

The U.S. federal income tax consequences of the rounded-up share are unclear. A U.S. holder of a pre-split share may recognize income or gain to the extent that the value of the rounded-up share exceeds the tax basis of the post-split fractional share so “rounded-up.” Each U.S. holder should consult with their tax advisor with respect to the computation of gain or loss and adjusted tax basis in the shares issued in the Reverse Stock Split (including the rounded-up shares) based on their specific facts.

Required Vote

Approval of the Reverse Stock Split Proposal will be obtained if the number of votes cast “FOR” the proposal at the Special Meeting exceeds the number of votes “AGAINST” the proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL.

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PROPOSAL 2
THE ADJOURNMENT PROPOSAL

If at the Special Meeting the number of shares of common stock present or represented and voting in favor of the Reverse Stock Split Proposal is insufficient to approve the proposal, our management may move to adjourn the Special Meeting in order to enable the board of directors to continue to solicit additional proxies in favor of the Reverse Stock Split Proposal. In that event, you will be asked to vote only upon the Adjournment Proposal and not on the Reverse Stock Split Proposal.

In this proposal, we are asking you to authorize the holder of any proxy solicited by the board of directors to vote in favor of adjourning the Special Meeting. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal, including the solicitation of proxies from stockholders that have previously voted against the proposal. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against the Reverse Stock Split Proposal have been received, we could adjourn the Special Meeting without a vote on the Reverse Stock Split Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the Reverse Stock Split Proposal.

Required Vote

Approval of the Adjournment Proposal will be obtained if the number of votes cast “FOR” the proposal at the Special Meeting exceeds the number of votes “AGAINST” the proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

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VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock, as of August 24, 2023 by:

•	each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.

Percentage ownership of our common stock is based on 17,206,609 shares of our common stock outstanding on August 24, 2023. Unless noted otherwise, the address of all listed stockholders is 303 South Broadway, Suite 125, Tarrytown, New York, 10591.

Name of Beneficial Owner(1):	Number of Shares Beneficially Owned (#)(2)	Percentage of Shares Beneficially Owned (%)(3)
5% Stockholders
TardiMed Sciences, LLC	7,336,745	42.64%
Blue Cane Partners, LLC(4)	1,313,209	7.63%
Amar Foundation(5)	1,718,940	9.99%
Directors and Executive Officers
Howard J. Weisman	277,990	1.62%
Stephen D. Sheldon(6)	33,799	0.20%
Zachary Rome	73,041	0.42%
Karen LaRochelle	20,464	0.12%
John F. Coelho	46,792	0.27%
Charles J. Casamento	17,198	0.10%
David W. Hough	30,000	0.17%
All executive officers and directors as a group (7 individuals)	499,284	2.90%

*	Less than 1%.

(1)	The address of TardiMed Sciences, LLC (“TardiMed”) and of each officer and director is 303 South Broadway, Suite 125 Tarrytown, NY 10591.

(2)	We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act, which is generally determined by voting power and/or dispositive power with respect to securities. Unless otherwise noted, the shares of common stock listed above are owned as of the date of this proxy statement, and are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them, unless otherwise noted.

(3)	Percentage ownership is based on 17,206,609 shares of common stock issued and outstanding as of August 24, 2023. Restricted Stock Units (“RSUs”) that vest within 60 days of August 24, 2023 are deemed to be beneficially owned by the persons holding those RSUs for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

(4)	The number of shares of common stock beneficially owned by Blue Cane Partners, LLC includes 138,209 shares of common stock issuable upon conversion of Series X Preferred Stock. Craig Kesselman is a member of Blue Cane Partners, LLC and has voting and dispositive control over the shares of our common stock held by Blue Cane Partners, LLC. The address of Blue Cane Partners, LLC is 3411 Silverside Road Tatnal Building #104, Wilmington, DE 19810.

(5)	The number of shares of common stock beneficially owned by Amar Foundation includes 543,940 shares of our common stock issuable upon conversion of Series X Preferred Stock and excludes 185,812 shares of our common stock issuable upon conversion of Series X Preferred Stock as a result of beneficial ownership limitation provisions contained therein. Vinod Khosla has voting and dispositive control over the shares of our common stock held by Amar Foundation. The address of Amar Foundation is 1760 The Alameda, Suite 300, San Jose, CA 95126.

(6)	Consists of 15,000 shares owned by Mr. Sheldon and 18,799 shares held by The Sheldon Family Trust.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are PaxMedica stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or PaxMedica that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, you may (1) notify your broker, (2) direct your written request to: Corporate Secretary, PaxMedica, Inc., 303 South Broadway, Suite 125, Tarrytown, NY, 10591 or (3) contact our Corporate Secretary by email at investor@paxmedica.com or by telephone at (914) 987-2875. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

According to our Bylaws, no matters may properly be brought before the Special Meeting, except as specified in the Notice of Special Meeting of Shareholders.

If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the proxy statement or proxy card, you may also contact us at:

PaxMedica, Inc.

303 South Broadway, Suite 125

Tarrytown, NY 10591

Attn: Corporate Secretary

These documents are also available in the Investor Relations section of our website at https://www.paxmedica.com/investors.

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ANNEX A

FORM OF CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
PAXMEDICA, INC.

PaxMedica, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: Effective upon the filing of this amendment (the “Effective Time”) to the Corporation’s Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”), each [•]* shares of common stock, par value $0.0001 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number.

SECOND: The Board of Directors of the Corporation duly adopted resolutions approving the following amendment to the Certificate of Incorporation, declaring said amendment to be advisable and providing for the consideration of such amendment at a special meeting of stockholders of the Corporation.

THIRD: On September 26, 2023, the special meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares required by statute were voted in favor of the amendment.

FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been executed as of this [•] day of [•], 2023.

PAXMEDICA, INC.

By:
Name:
Title:

* This amendment approves the Reverse Stock Split of the Corporation’s Common Stock, at a ratio in the range of 1-for-2 to 1-for-20. By approving this amendment, the stockholders of the Corporation would be deemed to approve any ratio within the range referred to above as determined by the board of directors in its sole discretion.

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 9:00 am, Eastern Daylight Time, on September 26, 2023. Online Go to www.investorvote.com/PXMD or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1 - 800 - 652 - VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/PXMD IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 1. To approve an amendment to PaxMedica’s Certificate of Incorporation to effect, at the discretion of the board of directors, a reverse stock split of PaxMedica’s common stock, par value $0.0001 per share, at a ratio in the range of 1 - for - 2 to 1 - for - 20, with such ratio to be determined at the discretion of the board of directors at any time prior to September 1, 2024 (the “Reverse Stock Split Proposal”). For Against Abstain 2. To approve the adjournment of the Special Meeting of Stockholders, if necessary or appropriate, to permit further solicitation of additional proxies if there are insufficient votes to approve the Reverse Stock Split Proposal (the “Adjournment Proposal”). For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrat or, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 03 VM L C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 2023 Special Meeting Proxy Card Proposals — The Board of Directors recommend a vote FOR Proposals 1 and 2. A B

2023 Special Meeting Admission Ticket 2023 Special Meeting of PaxMedica, Inc. Shareholders September 26, 2023, 11:00 a.m. Eastern Daylight time PaxMedica, Inc. Principal Executive Offices 303 S Broadway, Suite 125, Tarrytown, NY 10591 Upon arrival, please present this admission ticket and photo identification at the registration desk. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Change of Address — Please print new address below. Comments — Please print your comments below. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PXMD PaxMedica, Inc . Notice of 2023 Special Meeting of Shareholders Proxy Solicited by Board of Directors for the Special Meeting — September 26 , 2023 Howard Weisman and Stephen Sheldon, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of PaxMedica, Inc . to be held on September 26 , 2023 or at any postponement or adjournment thereof . Shares represented by this proxy will be voted by the stockholder . If no such directions are indicated, the Proxies will have authority to vote FOR items 1 and 2 . In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting . (Items to be voted appear on reverse side) Non - Voting Items C